PROMISSORY NOTE

 Scottsdale, Arizona

 May 15, 2017

FOR VALUE RECEIVED, the undersigned, Northsight Capital, Inc., a corporation with an address of 7740 East Evans rd., Scottsdale, AZ 85264 (hereinafter referred to as the “Maker”), hereby promises to pay to the order of John Lemak IRA Rollover (Texas Capital Bank Custodian), with a mailing address of 2828 Routh St., Dallas Texas (“Holder”), the sum of FIFTY THOUSAND DOLLARS ($50,000).

All outstanding principal sums shall be paid by Maker, as set forth below. The entire balance of outstanding principal and other fees and charges shall be due and payable on the earlier of (i) an Event of Default (as defined below) or (ii) August 15, 2017 (the “Maturity Date). There shall be no prepayment penalty.

The unpaid principal balance from time to time outstanding under this note shall accrue and bear interest at a rate per annum equal to eight percent (8.0%), until fully paid. Interest and fees shall be calculated based on a 365/366-day year for the actual number of days elapsed. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. The principal balance of this note may be prepaid in whole or in part, without premium or penalty, at any time.

Each of the following shall constitute an “Event of Default” hereunder: (i) Maker’s failure to make any payment when due hereunder; (ii) with respect to Maker, the commencement of an action seeking relief under federal or state bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for Maker or all or part of its assets, or the commencement of an involuntary proceeding against Maker under federal or state bankruptcy or insolvency statues or similar laws, which involuntary proceeding is not dismissed or stayed within thirty (30) days; or (iii) if Maker makes an assignment for the benefit of creditors. If an Events of Default occurs, the obligations under this note shall become immediately due and payable without notice or demand.

Maker agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement and collection of this note. Such costs and expenses shall be payable upon demand for the same and until so paid shall be added to the principal amount of the note.

Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

This instrument contains the entire agreement among Maker and Holder with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matter hereof. This instrument may be amended, modified, waived, discharged or terminated only by a writing signed by Maker and accepted in writing by Holder.

This instrument shall be governed by Arizona law, without regard to the conflict of laws provisions thereof. For purposes of any action or proceeding involving this note, Maker and Holder hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and consent to any order, process, notice of motion or other application to or by any of said courts or a judge thereof being served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.

This Note shall inure to the benefit of Holder’s successors and assigns. In order to secure the fulfillment of Maker’s obligations hereunder to Holder, the Maker hereby grants to the Holder a security interest in the following internet domain names and related websites: www.weeddepot.com and www.420careers.com (the “Collateral”). Other than the liens granted hereby, after giving effect to the lien subordination set forth herein, Maker represents and warrants to Holder that the Collateral is not subject to any liens or encumbrance which is superior to Holder’s lien. The Maker covenants and agrees that it shall not grant any further liens in or otherwise further encumber the Collateral.

By countersigning this Note, Kae Yong park and Howard R. Baer agree to subordinate their security interest in the Collateral to the security interest of Holder granted hereby, so that, efter giving effect to the liens granted hereby to Holder and said subordination, Kae Yong Park and Howard R. Baer shall have a subordinated lien in the Collateral.

Executed as an instrument under seal, as of the date first above written. This Note shall not become an obligation of the Maker until countersigned by Holder and returned to Maker.

MAKER:

WITNESS:

Northsight Capital, Inc.

_____________________________________

_____________________________________

Witness

John P. Venners, EVP Operations

Print Name: ___________________________

Howard R. Baer and Kae Yong Park are executing this Note for the sole purpose of subordinating waiving their liens in the Collateral and shall have no liability under this Note.

Howard R. Baer

Kae Yong Park

_____________________________________

_____________________________________

Howard R. Baer

Kae Yong Park

ACCEPTED AND AGREED BY HOLDER

John Lemak IRA Rollover (Texas Capital Bank Custodian)

___________________________________________

By: _________________________ duly authorized

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